EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AJS Bancorp, Inc. of our report dated March 26, 2014 on the consolidated financial statements appearing in the Annual Report on Form 10-K of AJS Bancorp, Inc. for the year ended December 31, 2013.

/s/ Crowe Horwath LLP
                                                                                                                Crowe Horwath LLP

Oak Brook, Illinois
July 17, 2014